Exhibit 107

Filing Fee Table

F-1

(Form Type)

 PicoCELA Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee			Proposed	Proposed
			Calculation			Maximum	Maximum
		Security	or Carry			Offering	Aggregate		Amount of
	Security	Class	Forward		Amount	Price Per	Offering		Registration
	Type	Title(1)	Rule		Registered	Unit	Price(2)	Fee Rate	Fee
Fees to Be Paid	Equity	Common Shares(3)	Rules 457	(a)	6,100,000	$0.73	$4,453,000	0.0001531	$681.76
	Total Offering Amounts						$4,453,000		$681.76
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$681.76

(1)	American depositary shares (“ADSs”) issuable upon deposit of the common shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-283094). Each ADS represents one common share.

(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(3)	In accordance with Rule 416, the Registrant is also registering an indeterminate number of additional common shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.